Filed Pursuant to Rule 424(b)(3)
Under the Securities Act of 1933, as amended
Registration No. 333-176643

PROSPECTUS

AMERILITHIUM CORP.

15,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder of up to 15,000,000 shares of our common stock issuable upon conversion of an outstanding convertible promissory note.  The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter of the shares of common stock which they are offering.  We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is quoted for trading on the Over-The-Counter Bulletin Board under the symbol “AMEL”.  The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 30, 2011, was $0.19.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 5 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 14, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

References to “the Company,” “we,” “us,” “our” and similar words refer to Amerilithium Corp.

AMERILITHIUM CORP.

We are a mineral exploration company.  We intend to pursue an exploration program to continue the exploration and development of our mineral claims described herein with a view to establish sufficient mineral-bearing reserves.

We have not earned any revenues to date.  We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that commercially viable mineral deposits exist on our mineral claims or that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.  Further exploration is required before a final evaluation as to the economic and legal feasibility is required to determine whether our mineral claims possess commercially exploitable mineral deposits.

The Offering

Common stock offered by selling stockholder	Up to 15,000,000 shares of our common stock issuable upon conversion of a currently outstanding promissory note.

Share outstanding prior to the offering	68,409,104 shares as of August 30, 2011.

Shares to be outstanding after the offering	83,409,104 shares.

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

Related Transactions

June 2011 Financing

On June 29, 2011, we entered into Note Purchase Agreements with JMJ Financial pursuant to which the Company issued and sold, and JMJ Financial purchased a series of convertible promissory notes of the Company in the principal amount of $2,390,000.  The Notes are convertible into shares of the Company’s common stock based on 80% of the average of the lowest trade price in the 25 trading days previous to the conversion.  The Notes each bear an 8% one-time interest charge, payable on issuance.

The initial note provides for $1,700,000 in the form of cash payments to be made to us. The funds will be paid according to the following schedule:

●   $370,000 paid to us within 3 business days of execution and closing of the Note Purchase Agreement, and $60,000 paid to our counsel.

●   $70,000 paid to us within 10 business days of filing of this registration statement; provided that such filing occurs within 40 days of the date of the Note Purchase Agreement and that there are no outstanding comments from the SEC on our previously filed Form 10-K.

●   $400,000 paid to us within 10 business days of notice of effective registration statement, and that registration statement must be effective no later than 120 days from the date of the Note Purchase Agreement.

●   $200,000 paid to us within 120 business days of notice of effective registration statement.

●  $300,000 paid to us within 150 business days of notice of effective registration statement.

●  $300,000 paid to us within 180 business days of notice of effective registration statement.

●  At each of the foregoing funding dates, the funding of such amount is conditioned on the following:

●  The calculated conversion price shall be equal to or greater than $0.1665;

●   Adequate registered shares must be available for issuance;

●   The total dollar trading volume of our stock for the 23 days prior to the date of conversion must be equal to or greater than $1,000,000 and

●   No event of default shall exist.

Within 21 days of the date of the Purchase Agreement, we are required to file a registration statement to register 15,000,000 of the shares issuable upon conversion of the initial Note. If not filed within 21 days, a $50,000 penalty will be waived until such time as this registration statement is declared effective.  If the registration statement is declared effective within 90 days from the date of the financing, the penalty will be forgiven.  IUf not, the penalty amount will be added to the balance of the Note.

The principal sum of the other Note is $540,000, secured and collateralized by JMJ Financial, with $500,000 being received as consideration.

The issuance of the Notes were made pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an accredited investor, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

None of the properties in which we have an interest or the right to earn an interest has any known reserves.

None of the properties in which we have an interest or the right to earn an interest has any reserves. To date, we have engaged in only limited preliminary exploration activities on the properties. Accordingly, in which we do not have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves, we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline, and you may lose all or a portion of your investment.

Our current cash will not be sufficient to fund our business as currently planned for the next 12 months. We will need additional funding, either through equity or debt financings or partnering arrangements, that could negatively affect us and our stock price.

We will need significant additional funds to continue operations, which we may not be able to obtain. We estimate that we must raise approximately $2 million over the next 12 months to fund our anticipated capital requirements and obligations. Although we have entered into agreement with JMJ Financial which may provide a substantial portion of the funds needed, there is no assurance that all of such funds will be available when needed for our operations.

We have historically satisfied our working capital requirements through the private issuances of equity securities and convertible notes. We will continue to seek additional funds through such channels and from collaboration and other arrangements with corporate partners. However, we may not be able to obtain adequate funds when needed or funding that is on terms acceptable to us. If we fail to obtain sufficient funds, we may need to delay, scale back or terminate some or all of our mining exploration programs.

We are an exploration stage company, and based on our negative cash flows from operating activities there is uncertainty as to our ability to continue as a going concern, as noted by our auditors.

From inception, we have generated no revenues and have experienced negative cash flows from operating losses. We anticipate continuing to incur such operating losses and negative cash flows for the foreseeable future, and to accumulate increasing deficits as we increase our expenditures for exploration and mining of minerals, infrastructure, research and development and general corporate purposes. Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability.

Our history of operating losses and negative cash flows from operating activities will result in our continued dependence on external financing arrangements. In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure additional external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. There is no guaranty that we will generate revenues or secure additional external financing. Our financial statements, which have been prepared in accordance with the United States Generally Accepted Accounting Principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

The report of independent auditors of our consolidated financial statements dated April 1, 2011 contains an explanatory paragraph which note our recurring operating losses since inception and our lack of capital, and that these conditions give rise to substantial doubt about our ability to continue as a going concern. In the event that we are unable to successfully achieve future profitable operations and obtain additional sources of financing to sustain our operations, we may be unable to continue as a going concern.

We have a history of operating losses and we anticipate future losses.

We have not generated any revenues to date. We incurred losses of approximately $240,976 for the three months ended June 30, 2011 and $1,066,066 and $82,765 respectively, for the fiscal years ended December 31, 2010 and 2009. We have accumulated losses since inception of approximately $1,699,023. We anticipate that losses will continue until such time when revenue from operations is sufficient to offset our operating costs, if ever. If we are unable to increase our revenues or to increase them significantly enough to cover our costs, our financial condition will worsen and you could lose some or all of your investment.

Because we do not have sufficient capital, we may have limited our exploration activity, which may result in a loss of your investment.

Because we are small and do not have much capital, we have limited our exploration activity. As such, we may not be able to complete exploration programs as planned. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues, in which case, you will lose your investment.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk. We cannot provide investors with any assurance that our claims and properties contain commercially exploitable reserves. The exploration work that we intend to conduct on our claims or properties may not result in the discovery of commercial quantities of minerals. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, our business may fail.

Joint ventures and other partnerships in relation to our properties may expose us to risks.

In the future we may enter into joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of the properties in which we have an interest. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which would lead to deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decision made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and, therefore, could have a material adverse effect on our results of operations, financial performance, cash flows and share price.

Our President - Chief Executive Officer controls a significant percentage of our common stock.

As of August 30, 2011, Matthew Worrall, our President and Chief Executive Officer, owned beneficially approximately 26.7% of our outstanding common stock. Mr. Worrall is able to influence all matters requiring stockholder approval, including election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our common stock. In addition, Mr. Worrall is in a position to impede transactions that may be desirable for other shareholders. He could, for example, make it more difficult for anyone to take control of us.

Risks relating to the industry in general

Planned exploration, and if warranted, development and mining activities involve a high degree of risk.

We cannot assure you of the success of our planned operations. Exploration costs are not fixed, and resources cannot be reliably identified until substantial development has taken place, which entails high exploration and development costs. The costs of mining, processing, development and exploitation activities are subject to numerous variables which could result in substantial cost overruns. Mining for silver and other base or precious metals may involve unprofitable efforts, not only rom dry properties, but from properties that are productive but do not produce sufficient net revenues to return a profit after accounting for mining, operating and other costs.

Our operations may be curtailed, delayed or cancelled as a result of numerous factors, many of which are beyond our control, including economic conditions, mechanical problems, title problems, weather conditions, compliance with governmental requirements and shortages or delays of equipment and services. If our drilling activities are not successful, we will experience a material adverse effect on our future results of operations and financial condition.

There is a substantial risk that the properties that we drill will not eventually be productive or may decline in productivity over time. We do not insure against all risks associated with our business because insurance is either unavailable or its cost of coverage is prohibitive. The occurrence of an event that is not covered by insurance could have a material adverse effect on our financial condition.

The impact of government regulation could adversely affect our business.

Our business is subject to applicable domestic and foreign laws and regulations, including laws and regulations on taxation, exploration, and environmental and safety matters. Many laws and regulations require drilling permits and govern the spacing of mines, rates of production, prevention of waste and other matters. These laws and regulations may increase the costs and timing of planning, designing, drilling, installing, operating and abandoning our mines and other facilities. In addition, our operations are subject to complex environmental laws and regulations adopted by domestic and foreign jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of pollutants into the air, soil or water, including responsibility for remedial costs.

The submission and approval of environmental impact assessments may be required.

Environmental legislation is evolving in a manner which means stricter standards; enforcement, fines and penalties for noncompliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Because the requirements imposed by these laws and regulations frequently change, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by former operators.

Decline in mineral prices may make it commercially infeasible for us to develop our property and may cause our stock price to decline.

The value and price of your investment in our common shares, our financial results, and our exploration, development and mining activities may be significantly adversely affected by declines in the price of minerals and other precious metals. Mineral prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of mineral-producing countries throughout the world. The price of minerals fluctuates in response to many factors, which are beyond anyone’s prediction abilities. The prices used in making the estimates in our plans differ from daily prices quoted in the news media. Because mining occurs over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons. Such reasons include a belief that the low price is temporary, and/or the expense incurred is greater when permanently closing a mine.

We may not have access to all of the supplies and materials we need to begin exploration, which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies such as dynamite as well as certain equipment like bulldozers and excavators that we might need to conduct exploration. If we cannot obtain the necessary supplies, we will have to suspend our exploration plans until we do obtain such supplies.

Risks Relating to Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies quoted on the OTC Bulletin Board must be current in their reports under Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”) in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our company.

Because the public market for shares of our common stock is limited, investors may be unable to resell their shares of common stock.

Currently there is only a limited public market for our common stock on the OTCBB in the United States. Thus investors may be unable to resell their shares of our common stock. The development of an active public trading market depends upon the existence of willing buyers and sellers who are able to sell their shares as well as market makers willing to create a market in such shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account. Such decisions of the market makers may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We cannot give you any assurance that an active public trading market for the shares will develop or be sustained.

The price of our common stock is volatile, which may cause investment losses for our shareholders.

The market for our common stock is highly volatile, having ranged in the last twelve months from a low of $0.13 to a high of $0.57 on the OTCBB. The trading price of our common stock on the OTCBB is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions.

In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to us could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Shareholders may suffer dilution from the issuance of common stock, options, warrants and convertible notes to finance our operations.

All of our properties are in the exploration stage, and we will be required to raise additional capital, enter into joint venture relationships or find alternative means to finance placing one or more of our properties into commercial production, if warranted. On June 28, 2011, we entered into Note Purchase Agreements with JMJ Financial whereby we issued and sold, and JMJ Financial purchased a series of convertible promissory notes in the principal amount of $2,390,000. Such notes are convertible into shares of our common stock based on 80% of the average of the three lowest trade prices in the 25 trading days prior to the date of conversion.

The conversion of the foregoing notes, in addition to any other outstanding options, warrants, convertible notes, as well as potential future transactions, would result in dilution, possibly substantial, to present and prospective holders of common shares.

Our common stock is considered to be a “penny stock,” which may make it more difficult for investors to sell their shares.

Our common stock has been subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than US$5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. Our common stock is considered to be a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”

As our common stock is considered to be “penny stock,” trading in our common stock will be subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. This may reduce the liquidity and trading volume of our shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply.

Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling security holder. We will not receive any of the proceeds from the sale of these shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “AMEL”.  Our common stock was not quoted prior to March 12, 2010.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2010
	High	Low
First Quarter	$3.00	$0.90
Second Quarter	$1.90	$0.50
Third Quarter	$0.78	$0.27
Fourth Quarter	$0.57	$0.20

	Fiscal Year 2011
	High	Low
First Quarter	$0.53	$0.25
Second Quarter	$0.57	$0.20
Third Quarter (1)	$0.23	$0.13
(1)  Through August 30, 2011

Holders

As of August 30, 2011, we had approximately 68 holders of record of our common stock.  This number does not include beneficial owners whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements in this registration statement contain or may contain forward- looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These factors include, but are not limited to, our ability to raise sufficient capital to fund our ongoing operations and satisfy our obligations as they become due, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this registration statement in its entirety.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this registration statement, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Trends and Uncertainties

We are in the exploration stage, have not commenced material operations and have sustained a loss to date.  The demand for our products would be negatively affected by impurities in the minerals and volume limitations.

Investing Activities

For the six months ended June 30, 2011, we did not pursue any investing activities.

For the six months ended June 30, 2010, we purchased fixed assets of $6,892 and mining rights of $7,111,000.  As a result, net cash flows from investing activities for the six months ended June 30, 2011 were $7,117,892.

Financing Activities

For the six months ended June 30, 2011, we received proceeds from the sale of common stock of $327,880 and a convertible debenture, net of OID stock subscription payable of $430,000 resulting in net cash flows from financing activities of $757,800.

For the six months ended June 30, 2010, we received proceeds from the sale of common stock of $6,418,856 and stock subscriptions payable of $1,238,000.  Additionally, we received advances from shareholder of $10,000 and proceeds of notes payable of $290,000. As a result, net cash flows from financing activities were $7,936,856 for the six months ended June 30, 2011.

Results of Operations

We are an exploration stage company and have not yet commenced material operations.

For the three months ended June 30, 2011 and 2010, general and administrative expenses increased from $186,527 to $240,976 due to increased operations.  We paid legal and professional fees of $178,725 and $17,777 for the three months ended June 30, 2011 and 2010. The substantial increase in legal and professional fees was due to the ongoing public offering.  Additionally, general and administrative expenses for the three months ended June 30, 2011 consisted of salaries of $34,500, depreciation and amortization of $279, mineral property expenditures of $24,319, marketing and advertising of $6,584, insurance of $5,934, dues and subscriptions of $2,138, tax credit of $(18,360) and other general and administrative expenses of $6,857.

Comparatively, for the three months ended June 30, 2010, in addition to the legal and professional fees described above, general and administrative expenses consisted of salaries of $49,500, depreciation and amortization of $279, marketing and advertising of $36,920 and other general and administrative costs of $10,747.  The substantial increase between periods was due to increased operations.

For the six months ended June 30, 2011 and 2010, general and administrative expenses increased from $301,113 to $496,804 due to increased operations.  We paid legal and professional fees of $211,555 and $41,735 for the six months ended June 30, 2011 and 2010. The substantial increase in legal and professional fees was due to the ongoing public offering.  Additionally, general and administrative expenses for the three months ended June 30, 2011 consisted of salaries of $69,000, depreciation and amortization of $559, mineral property expenditures of $194,740, marketing and advertising of $7,744, insurance of $9,886, dues and subscriptions of $4,490, tax credit of $(18,360) and other general and administrative expenses of $17,190.

Comparatively, for the six months ended June 30, 2010, in addition to the legal and professional fees described above, general and administrative expenses consisted of salaries of $102,500, depreciation and amortization of $329, marketing and advertising of $41,735, insurance of $6,304, dues and subscriptions of $10,750 and other general and administrative costs of $9,414.  The substantial increase between periods was due to increased operations.

Plan of Operation

Our ability to continue in existence is dependent on our ability to secure additional funding and comment full scale operations.

Going Concern

At June 30, 2011, we were engaged in a business and had suffered losses from development stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced.  No amounts have been recorded in the accompanying financial statements for the value of officers' services, as it is not considered material.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

Recent Accounting Pronouncements In May 2008, the Accounting Standards Codification issued 944.20.15, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of Accounting Standards Codification 944.20.05". Accounting Standards Codification 944.20.15 clarifies how Accounting Standards Codification 944.20.05 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts.

Accounting Standards Codification 944.20.15 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. Accounting Standards Codification 944.20.15 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Accounting Standards Codification issued 815.10.15, Disclosures about Derivative Instruments and Hedging Activities-an amendment of Accounting Standards Codification 815.10.05.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under 815.10.15 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows.

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of Accounting Standards Codification 815.10.15, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows. In December 2007, the Accounting Standards Codification issued 815.10.65, Noncontrolling Interests in Consolidated Financial Statements-an amendment of Accounting Standards Codification 810.10.65. This statement amends Accounting Standards Codification 810.10.65 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Accounting Standards Codification 805.10.10 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the Accounting Standards Codification, issued Accounting Standards Codification 805.10.10 (revised 2007), Business Combinations.'  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  An entity may not apply it before that date. The effective date of this statement is the same as that of the related Accounting Standards Codification 810.10.65, Noncontrolling Interests in Consolidated Financial Statements.

The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the Accounting Standards Codification issued Accounting Standards Codification 810.10.65, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of Accounting Standards Codification 320.10.05.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in Accounting Standards Codification 810.10.65 are elective; however, an amendment to Accounting Standards Codification 320.10.05 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. Accounting Standards Codification 810.10.65 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt Accounting Standards Codification 810.10.65 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the Accounting Standards Codification issued Accounting Standards Codification 820.10.05, Fair Value Measurements.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.  The Company adopted this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

BUSINESS

Corporate History

We are a mineral exploration company.  We intend to pursue an exploration program to continue the exploration and development of the mineral claims described below with a view to establish sufficient mineral-bearing reserves.

We have not earned any revenues to date.  We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that commercially viable mineral deposits exist on our mineral claims or that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.  Further exploration is required before a final evaluation as to the economic and legal feasibility is required to determine whether our mineral claims possess commercially exploitable mineral deposits.

On February 18, 2010, the articles of incorporation were amended to change the name of the corporation from Kodiak International, Inc. to Amerilithium Corp. and to increase the authorized common shares to 150,000,000 common shares.

Clayton Deep & Full Monty Acquisition

On April 26, 2010, we entered into a property purchase agreement with Nevada Alaska Mining Company, Inc., Robert Craig, Barbara Anne Craig and Elizabeth Dickman.  The properties include Clayton Deep which is comprised of 5,280 acres and Full Monty which is comprised of 5,760 acres.  Pursuant to the agreement, the sellers sold a 100% interest in certain mining claims located in the state of Nevada.

In consideration of the purchase, we paid a total of $125,000 and issued 400,000 common shares.  Additionally, we granted a 2% Net Smelter Royalty to the sellers whereby 1% of the NSR is subject to buyback at any time by the Company for $500,000.

Clayton Deep and Full Monty properties have been physically examined a Registered Civil Engineer. Both Clayton Deep and Full Monty were visited by our chief executive officer and chief geologist during the period from June 17, 2010 to June 20, 2010.

On July 27, 2011 we entered into a geophysical service agreement with Magee Geophysical Services LLC Contractor.  Magee agreed to conduct a gravity survey over Clayton Deep during the approximate period of August 2011.  We will compensate Magee at the rate of $1,350/operator/day.  The gravity survey is expected to take a maximum of 8 chargeable days including mobilization and demobilization.

Clayton Deep covers a total area of 5,280 acres (8.25 square miles) in the southern part of Clayton Valley, Esmeralda County, Nevada, USA.

The following is a small-scale map showing the location and access to our Clayton Deep property.

R 37E
R 38E
R 38E
R 39E
R 39E
R 40E
2S 37E
2S 38E
2S 39E
2S 40E
3S 37E
3S 38E
3S 39E
3S 40E
4S 37E
4S 38E
4S 39E
4S 40E
5S 37E
5S 38E
5S 39E
5S 40E
T 2S
T 3S
T 4S
T 5S
PEAK
RANGE
CLAYTON
VALLEY
66 65 64 63 62 61 60 59
58 5 4 3 2 1 29 28 27 26
6 7 8 9 10 11 12 30 31 32
19 18 17 16 15 14 13 35 34 33
57 20 21 22 23 24 25 36 37 38
47 46 45 44 43 42 41 40 39
48 49 50 51 52 53 54 55 56

Nevada
95
6
6
Tonopah
Silverpeak
Clayton Deep Claim
395
95
California
Not to Scale

N

0 1 2 4 Miles

Legend

- Clayton Deep Claim No.
- Sections
- Townships

Mapping per North American Datum 1983
and United States Public Land Survey System

AMERILITHIUM
POWER FOR AMERICA'S FUTURE

Clayton Deep Claim Block July 2011

FORSGREN Associates Inc.

The project consists of 66 unpatented federal placer mining claims, granted by the United States Department of the Interior, Bureau of Land Management, Reno, Nevada.

The claims were fully recorded April 30, 2010 with the US Bureau of Land Management, Reno, Nevada. Named CD1 thru CD66, and assigned the Serial Numbers NMC 1022861-1022926.

In accordance with USA mining regulations, the Clayton Deep unpatented federal placer mining claims are in good standing until September 1, 2012.  Thereafter, a maintenance fee, currently of $9,240 must be paid annually by September 1st along with a "Notice of Intent to Hold." The fees for 2011 until 2012 have been paid in full.
We are responsible for meeting the conditions above.

Full Monty covers a total area of 5,760 acres (9 square miles) in Nye County, Nevada, USA. The claims are approximately 25 miles north of Clayton Valley, Esmeralda County, Nevada, USA.  The project consists of 72 unpatented federal placer mining claims, granted by the United States Department of the Interior, Bureau of Land Management, Reno, Nevada. The claims were fully recorded April 30, 2010 with the US Bureau of Land Management, Reno, Nevada.   Named FM1 thru FM72, and assigned the Serial Numbers NMC 1022927-1022998.

The following is a small-scale map showing the location and access to our Full Monty property.

7N 40E
7N 41E
7N 42E
R 40E
R 41E
R 41E
R 42E
VALLEY
6N 40E
6N 41E
6N 42E
Creek
T 6N
T 5N
T 6N
T 5N
9 8 7 6 5 4 3 2 1
10 11 12 13 14 15 16 17 18
27 26 25 24 23 22 21 20 19
28 29 30 31 32 33 34 35 36
45 44 43 42 41 40 39 38 37
46 47 48 49 50 51 52 53 54
63 62 61 60 59 58 57 56 55
64 65 66 67 68 69 70 71 72
5N 40E
SMOKY
5N 42E
T 5N
T 4N
T 5N
T 4N
4N 40E
4N 41E
4N 42E
T 4N
T 3N
T 4N
T 3N
3N 40E
R 40E
R 41E
3N 41E
R 41E
R 42E
3N 42E

95
Full Monty Claim
Nevada
6
6
Tonopah
395
95
California
Not to Scale

N
Miles
0
1
2
4

Legend

- Full Monty Claim No.
- Sections
- Townships

Mapping per North American Datum 1983 and United States Public Land Survey System

AMERILiTHIUM
POWER FOR AMERICA'S FUTURE

Full Monty Claim Block July 2011

FORSGREN Associates Inc

In accordance with USA mining regulations, the Full Monty unpatented federal placer mining claims are in good standing until September 1, 2012.  Thereafter, a maintenance fee, currently $10,080 must be paid annually by September 1st along with a "Notice of Intent to Hold." The fees for 2011 until 2012 have been paid in full.

We are responsible for meeting the conditions above.

Clayton Deep is located in the southern part of the Clayton Valley, Nevada, USA and is approximately 45 miles from Tonopah, Nevada, USA. The property is easily accessible by car from Reno and Las Vegas, Nevada, USA along US Highway 95. Tonopah is also serviced by its own Airport.

Full Monty is located approximately 7 miles North West of Tonopah, Nevada, USA. The property is easily accessible by car from both Reno and Las Vegas, Nevada, USA along US Highway 95. Tonopah is also serviced by its own Airport.

Clayton Deep and Full Monty Claims provide surface access and mineral rights.

Rock formations and mineralization

Clayton Deep

The Clayton Valley-Montezuma Range is underlain by a thick body of tuffaceous sediments, ranging from upper Miocene to Pliocene in age. The volcanic sequence has been named the Esmeralda formation and consists of approximately 15,000 feet of lucustrine volcanic sediments which include poorly sorted conglomerates and sandstones, limestone, mudstones and tuffaceous units. Fossils suggest a relatively fresh environment of deposition.

Full Monty

Rocks immediately underlying the Full Monty property consist of a thick sequence of layered and interbedded Quaternary alluvium that was derived from the metamorphic and igneous complex that comprises the surrounding highlands. A portion of the property is occupied by a playa in which evaporites have accumulated.  The thickness and nature of the sediments and playa deposits is currently unknown owing to the lack of exploration in this area.

The Full Monty claim block is situated over the intersection of the Montezuma and Big Smoky Valley structural lineaments within the northwest-southeast trending Walker Lane structural belt.  The gravity low which characterizes the intersection of the two structural lineaments was identified by the United States Geological Survey during its gravity surveys of Nevada (USGS Open-File Report 80-611, 1980). Gravity lows such as the Full Monty Gravity Low are thought to be traps for lithium-bearing groundwater.

The Full Monty claims are located just west of the Hall Molybdenum Mine, a Climax-type deposit associated with a large, multi-stage Cretaceous quartz monzonite porphyry stock that was intruded into Devonian to Triassicage metasediments.  The Hall porphyry is anomalous in lithium with a high geothermal gradient and may have been the source of lithium in sediments and groundwater in the vicinity of the Full Monty property. Groundwater enriched in lithium and other alkali metals may be sequestered in one or more favorable aquifer units occupying the Full Monty Gravity Low.

Post-Cretaceous Basin and Range faulting has tilted and displaced rocks in the area forming the existing topographic and geomorphic features.

No exploration work has been completed. We have a preliminary exploration plan developed for these two sites.

No exploration costs have been incurred to date.

From the production of exploration plans for both Clayton Deep and Full Monty, we have a combined estimated cost in the region of $2,100,000.00 USD.

Water and grid-supplied electricity are available either on site or in close proximity.

This property is currently without known reserves and the proposed property is exploratory in nature.

Power Mining Ventures Asset Purchase Agreements

On March 1, 2010, we entered into an asset purchase agreement with Power Mining Ventures, Inc.  Pursuant to the agreement, Power Mining sold a 100% net revenue interest in certain mineral lease interests for the exploration of minerals in the Athena Lithium Brine Project located in Alberta, Canada.   Additionally, Power Mining pledged a 2% Net Smelter Return Royalty on the property to a third party, 1% of which can be purchased for $1,000,000.   The NSR will be payable upon commencement of commercial production, at which time a more formal agreement concerning NSR will be entered into.  We issued 300,000 pre 8:1 forward split restricted common shares for the lease interests.

The following is a small-scale map showing the location and access to the Athena Lithium Brine Project.

AmeriLithium Property
400000
450000
500000
6300000
6250000
6200000
6150000
N
S
E
W
Manning
Dixonville
Leduc Fm. >75 mg/L
Leduc Fm. >75 mg/L
Hines Creek
Peace River
St. Isidore
Grimshaw
Berwyn
Brownvale
Whitelaw
Fairview
Bluesky
Nampa
Leduc Fm. 100 mg/L
Tangent
Leduc Fm. >75 mg/L
Spirit River
Rycroft
Girouxville
Falher
Donnelly
McLennan
Guy
High Prairie
Legend
Lithium in Formation Waters
Population Centres
City
Town/village
Hamlet/locality
Roads
Primary Highway
Secondary Highway
Land Holdings
AmeriLithium Permits
877384 AB Ltd./Zimtu Capital Corp.
First Lithium Resources Inc.
Other Permits
Other Leases
Protected Areas
Crown Reservations
Lithium Bearing Formation Waters
Kilometres
0
20
40
60
1:750,000
Coordinate System: UTM NAD83, Zone 11N
* Data from "Resource Estimates of Industrial Minerals in Alberta Formation Waters" (Bachu, S. et al., 1995) and "Industrial Mineral Potential of Alberta Formation Waters" (Hitchson, B. et al., 1995)
Dahrouge Geological Consulting Ltd.
Edmonton, Alberta
WEST-CENTRAL ALBERTA
AMERILITHIUM
Lithium Brine Project
JK
2010.03

The project covers a total area of 269,353.04 Hectares in Alberta, Canada encompassing Nampa, Berwyn, Grimshaw and Peace River.  The project consists of 33 Metallic and Industrial Minerals permits, which were granted, with a commencement date of January 13, 2010

Permit numbers are sequential from and including No: 9310010413 through and including No: 9310010445 and were granted by the Coal and Mineral Development Unit of the Department of Energy.

A permit grants the exclusive right to explore for Alberta-owned metallic and industrial minerals in a specified location. Other jurisdictions in Canada use the term "mineral claim" for this type of agreement. A permit can be held for up to 14 years, and is not renewable. While there is no annual rent, permit holders are required to conduct exploration work and must report on the work every two years.

The costs to maintain the permits are as follows:

(a)  during the first assessment work period, not less in the aggregate than an amount equal to $5 for each hectare in the location;

(b)  during the 2nd assessment work period, not less in the aggregate than an amount equal to $10 for each hectare in the location;

(c)  during the 3rd assessment work period, not less in the aggregate than an amount equal to $10 for each hectare in the location;

(d)  during the 4th assessment work period, not less in the aggregate than an amount equal to $15 for each hectare in the location;

(e)  during the 5th assessment work period, not less in the aggregate than an amount equal to $15 for each hectare in the location;

(f)  during the 6th assessment work period, not less in the aggregate than an amount equal to $15 for each hectare in the location;

(g)  during the 7th assessment work period, not less in the aggregate than an amount equal to $15 for each hectare in the location.

We are responsible for meeting the conditions.

During this period the holder of the permit may apply for a metallic and industrial minerals lease.

A lease grants the exclusive right to develop and mine Alberta-owned metallic and industrial minerals in a specified location. The term of a lease is 15 years, and it may be renewed. Annual rent must be paid. Royalties must be paid if any mineral production takes place on the lease.

Location and means of access

The Athena Lithium Brine Project is located in the Northern part of Alberta, encompassing Nampa, Berwyn, Grimshaw and Peace River, approximately 480 miles north of Calgary. The project is easily accessed by Car using Alberta Provincial Highways 2, 43 and 49. Peace River is also serviced by its own Airport.

The Metallic and Industrial Minerals permits that we hold are for mineral rights. Any exploration causing surface disturbance (e.g., motorized ground equipment, line cutting, drilling) will require a Metallic Mineral Exploration Approval pursuant to the Metallic and Industrial Minerals Exploration Regulation, prior to exploration. This requirement applies to public and non-public land.

Rock formations and mineralization

The large block of permits that comprise the Company’s Alberta holdings covers much of the Devonian-age sedimentary rocks that surround the large structural feature that is the Peace River Arch in northwestern Alberta.  Continental brines and evaporates as well as brines associated with oil and gas pools occur in carbonate rocks of theLeduc Formation of the Woodbend Group and in the carbonate and evaporate deposits of the Devonian Beaverhill Lake Group.  Formation waters in the rocks contain anomalous concentrations of lithium and other alkali metals.

To date, we have not completed any work or exploration on the property. We are currently in the process of developing an exploration plan. No exploration costs have been incurred to date. First stage exploration budgets will be an integral part of the exploration plan.

Water and grid-supplied electricity are available on or in close proximity to the property.

This property is currently without known reserves and the proposed program is exploratory in nature.

Our Alberta, Canada, property is highly prospective for economic deposits of lithium and other metals.  Formation water samples from producing wells in the Peace River Arch area contain anomalous concentrations of lithium as reported by the Alberta Geological Survey (2010) and the Alberta Research Council (1995).  Oilfield and continental brines in the area contain anomalous lithium concentrations.

Evaporite deposits similar to those from which lithium is currently produced in Clayton Valley, Nevada have also been identified and study within the boundaries of the registrant's permit holdings.

Our Alberta, Canada, property represents approximately 269,353.04 Hectares overlying a potential extension of the Leduc Formation and Beaverhill Lake Group strata/Swan Hills Formation. These two formations were identified by the Alberta Geological Survey (AGS) as containing formation waters containing potentially economic amounts of lithium.(1)

The AGS recommended further analysis of the formation waters for lithium, stating that the lithium contents are similar to those of the only US-based lithium plant in Clayton Valley, Nevada.

The AGS singled out formation waters containing high concentrations of dissolved lithium where rock porosity and permeability would allow production.

In the Leduc Formation, reef thicknesses exceed 980 feet in places (based on 88 existing wells and 3,768 core analyses), while the carbonate platform in the Beaverhill varies in thickness from over 490 feet in the south to roughly 160 feet in the northwest (based on 183 existing wells and 18,256 core analyses).(2)

AGS findings on both formations show concentrations exceeding 100 mg/l with a maximum concentration of 130 mg/l occurring in the Beaverhill Lake formation.

This property has currently not been physically examined in the field by a professional geologist or mining engineer.  The Alberta claim has not been visited by either the registrant's chief geologist or chief executive officer.

On March 22, 2010, we entered into an asset purchase agreement with Power Mining Ventures, Inc.  Pursuant to the agreement, Power Mining sold a 100% net revenue interest in certain mineral lease interests for the exploration of minerals in three lithium brine projects located in southwestern Australia.   Additionally, Power Mining pledged a 2% Net Smelter Return Royalty on the property to a third party.  1% of which can be purchased for $1,000,000.   The NSR will be payable upon commencement of commercial production, at which time a more formal agreement concerning NSR will be entered into.  We issued 2,400,000 restricted common shares for the lease interests.

Bare Rocks, Hoffman Hills & Normans Lake Projects cover an area of approximately 43,000 Acres (67 square miles) in Western Australia, lose to the town of Wagin, Australia. The projects total 55 graticule blocks.

(1) Resource Estimates of Industrial Minerals in Alberta Formation Waters.  Alberta Geological Survey, Jan. 31, 1995.
(2) Industrial Mineral Potential of Alberta Formation Waters.  Alberta Geological Survey, 1995.

The following is a small-scale map showing the location and access to Bare Rocks, Hoffman Hills and Normans Lake.

WILLIAMS KONDININ ROAD
KULIN LAKE GRACE ROAD
REIDS ROAD
WICKEPIN HARRISMITH ROAD
Narrogin
DUMBLEYUNG LAKE GRACE ROAD
FENCE ROAD
ALBANY HIGHWAY
Wagin
ARTHUR ROAD
ALBANY HIGHWAY
GREAT SOUTHERN HIGHWAY
Dumbleyung Lake
DATATINE ROAD
ROBINSON ROAD
KATANNING NYABING ROAD
Katanning
KOJONUP KATANNING ROAD
COLLIE CHANGERUP ROAD
Kojonup
BROOMEHILL GNOWANGERUP ROAD
CHESTER PASS ROAD

Australia
See Enlargement
Not to Scale

Legend

- E70/3704
- E70/3703
- E70/3702

N
0 3 6 12 18 24
Miles

AMERILiTHIUM
POWER FOR AMERICA'S FUTURE

Australian Claims
State of Western Australia
E70/3702, E70/3703, & E70/3704
July 2011

FORSGREN Associates Inc

Bare Rocks and Hoffman Hills Exploration licenses' are valid until April 18, 2016 and have a yearly rental of $1,816.00 & $1,702.50 AUD, due on April 18, every year.  These licenses have a combined annual commitment of $40,000.00 AUD.

Normans Lake Project Exploration license is valid until May 24, 2016 and has a yearly rental of $2,724.00 AUD, due on the May 24, every year. This license has an annual commitment of $24,000.00 AUD.

We currently hold exploration licenses.  The holder of an exploration license may in accordance with the license conditions, extract or disturb up to 1,000 tonnes of material from the ground, including overburden, and the minister may approve extraction of larger tonnages.

In order to mine economic quantities of lithium, we must obtain a mining lease. The lessee of a mining lease may work and mine the land, take and remove minerals and do all things necessary to effectually carry out mining operations in, on or under the land, subject to conditions of title. The term of a mining lease is 21 years and may be renewed for further terms.  Section 67(1) of the Mining Act gives the holder of an exploration tenement an automatic right to apply for, and have granted, a mining lease, or mining leases, within the area of that exploration tenement.  We are responsible for meeting the conditions.

Bare Rocks, Hoffman Hills & Normans Lake Projects are located in Western Australia, close to the town of Wagin, Australia.  Wagin is accessible by state route 120 and 107, and is approximately 165 miles from Perth by road.

Rock formations and mineralization

Our projects are situated within the South West Mineral Field of Western Australia. This region includes the Wagin-Dumbleyung salt lake system which has been shown to occur at the western confluence of a very extensive surface drainage catchment area. The catchment drains an area of extensive Archaean granite of the Yilgarn Craton where the lithium may have originated from dissolution of lithium-bearing minerals occurring in trace amounts in the granitic bedrock.  The three separate properties - Bear Rock, Hoffmans Hill, and Norman's Lake - within the Wagin-Dumbleyung system exhibit similar characteristics and anomalous lithium concentrations.

To date, we have not completed any work or exploration on the property. No exploration costs have been incurred to date.  Water and Grid-supplied electricity are available on or in close proximity to the property.

This property is currently without known reserves and the proposed program is exploratory in nature.

This property has currently not been physically examined in the field by a professional geologist or mining engineer.  Bare Rocks, Hoffman Hills & Normans Lake Projects have not been visited by the registrant's chief executive officer at this time.

Neither we nor a professional geologist or mining engineer represented by us have visited the Australia or Alberta properties covered by the mineral leases described above. There can be no assurance that the lease interests purchased pursuant to the asset purchase agreements are as represented nor that the properties will result in significant revenues.

GeoXplor Corporation

On March 12, 2010, we entered into an Asset Purchase Agreement with GeoXplor Corporation.  GeoXplor has a 100% interest in and to approximately 81 claims comprising nearly 6,000 acres in the immediate Clayton Valley area, nearby the Chemetall Foot lithium brine plant at Silver Peak, Nevada.

Pursuant to the Asset Purchase Agreement, we agreed to purchase all of GeoXplor's rights, title and interest, if any, in and to the property described above. The total purchase price was $1,678,000. We will provide a work commitment for the property of up to USD $1,000,000 over three years as follows:

-  USD $150,000 within one year of the closing of this definitive Agreement,
-  USD $250,000 within two years of the closing of this definitive Agreement, and
-  USD $600,000 within three years of the closing of this definitive Agreement.

We will grant GeoXplor 750,000 post-split shares of the Company as follows:

-  250,000 shares at closing of this definitive Agreement,
-  250,000 shares within six months of the closing of this definitive Agreement, and
-  250,000 shares within twelve months of the closing of this definitive Agreement.

It is also recognized that these shares may be issued in its entirety to an escrow agent upon closing, and that the shares would be released in three equal amounts at six months, twelve months and eighteen months of the closing of this definitive Agreement, respectively.

GeoXplor will retain a 3% Net Smelter Returns Royalty on the property as defined in Schedule B.  The registrant is hereby granted an option to purchase up to a total of 2% of NSR by paying GeoXplor USD $1,000,000 for each 1% (1/3) at anytime.  GeoXplor shall be named Operator, to perform and conduct all necessary exploration on the property to industry standards.

Paymaster

Paymaster covers a total area of 5,880 acres (9.19 square miles). Situated within the Paymaster Canyon, located north of the Clayton Valley playa and east of Alkali Flats playa. Clayton Valley, Esmeralda County, Nevada, USA.

The project consists of 78 unpatented federal placer claims, granted by the United States Department of the Interior, Bureau of Land Management.

The claims were fully recorded with the US Bureau of Land Management. Named PM13 thru PM90, and assigned the Serial Numbers NMC 1018759-1018836.

In accordance with USA mining regulations, the Paymaster unpatented placer mining claims are in good standing until September 1, 2012. Thereafter, a maintenance fee of $140 per claim must be paid annually by September 1st along with a "Notice of Intent to Hold" The fees for 2011 until 2012 have been paid in full.
We are responsible for meeting the conditions above.

Paymaster is located within the Paymaster Canyon, in the northern part of Clayton Valley, Nevada, USA and is approximately 20 miles from Tonopah, Nevada, USA. The property is easily accessed by car from both Reno and Las Vegas, Nevada, USA, along US Highway 95 to Goldfield, Nevada, USA, then 15 miles west on the Silver Peak County Road to the junction of the Pearl Hot Springs road, which forks into the Paymaster Canyon road that traverses the entire length of the canyon.

Paymaster claims provide surface access and mineral rights.

To date we have completed the following work on the property:

Geophysics - Gravity Survey
Geophysics - CSAMT/MT Survey (Controlled Source Audio Magnetotellurics/Magnetotellurics)
Drilling - Initial 3 Holes of the 8 Hole drilling program

		Paymaster Canyon
Geophysics - Gravity	$65,000	Paid
Geophysics - CSAMT/MT	90,000	Paid
Phase Ia Drilling (3 holes)	165,042	Paid
Phase Ib Drilling (5 holes)	375,000
Analytical - 1	31,000
Mapping - 2	50,000
Borehole Geophysics - 3	75,000
Preliminary Engineering - 4	100,000
Metallurgical testing - 5	25,000
Total	$976,042
Estimated Remaining	$656,000

Notes:
1.  geologic formation and water sample analysis  by Method 6010b
2.  mapping - GIS base map, exploration data overlays, topo contour mapping, isopach maps, groundwater maps, etc.
3.  borehole geophysics - EM resistivity, gamma, etc.
4.  process engineering,  preliminary plant design parameter definition, design testing protocols, etc.
5.  metallurgical testing for process definition and preliminary plant design considerations, etc.

Drilling estimated based on contractor quotes at US$75 per foot.  Drillholes estimated total depth of 1000 feet each.

Water and Grid-supplied electricity are available within the Clayton Valley.

This property is currently without known reserves and the proposed program is exploratory in nature.

The following is a small-scale map showing the location and access to the Paymaster property.

R 39E
R 40E
R 41E
2N 40E
1N 39E
1N 40E
1N 41E
1S 40E
1S 40 1/2E
1S 41E
T 1N
T 1S
R 40E
R 40.5E
General Thomas Mine
General Thomas Hills
Paymaster Mine
Paymaster Ridge
Mount Diablo
Alkali Lake
Well
Pearl Hot Springs
Twin Springs
90
89
88
85
86
82
84
83
87
78
79
80
81
77
76
75
74
71
72
73
70
69
68
15
14
13
16
17
19
18
23
22
21
20
24
25
26
27
31
30
29
28
32
33
34
35
38
37
36
39
40
41
43
42
44
45
46
47
48
49
52
51
50
54
53
56
55
62
61
60
59
58
57
63
64
65
66
67

Nevada
95
6
Paymaster Claim
Tonopah
6
Silverpeak
95
395
California
Not to Scale

N
Miles
0
0.5
1
2

Legend

Paymaster Claim No.

Sections

Townships

Mapping per North American Datum 1983
and United States Public Land Survey System
Locations of PM 27, PM 28, and PM 35 are estimated

AMERILiTHIUM
POWER FOR AMERICA'S FUTURE

Paymaster Claim Block July 2011

FORSGREN Associates Inc

Competition

Metal prices may be unstable.  The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of a mineral resource are discovered, a profitable market will exist for the sale of it.  Factors beyond our control may affect the marketability of any substances discovered.  The price of various metals has experienced significant movements over short periods of time, and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods.  The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any metal will be such that our properties can be mined at a profit.

Government Regulations

Domestic mineral exploration operations are subject to extensive federal regulation and, with respect to federal leases, to interruption or termination by governmental authorities on account of environmental and other considerations.  The trend towards stricter standards in environmental legislation and regulation could increase our costs and others in the industry.  Mineral lessees are subject to liability for the costs of clean-up of pollution resulting from a lessee's operations, and may also be subject to liability for pollution damages.  We intend to obtain insurance against costs of clean-up operations, but we have no such insurance at this time and it is unlikely that we will be able to fully insure against all such risks.

A serious incident of pollution may also result in the Department of the Interior requiring lessees under federal leases to suspend or cease operation in the affected area.

Employees

We have no employees other than our sole executive officer.  For the foreseeable future, we intend to use the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services.

DESCRIPTION OF PROPERTY

We currently have an office located at Suite 200, 871 Coronado Center Drive, Henderson, NV 89052.  Telephone 702-583-7790.  Our monthly lease payment is $642 per month.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings at this date.

MANAGEMENT

Directors and Senior Management

Information about our sole director and executive officer as of August 30, 2011 is set forth below:

Name	Positions Held	Age
Matthew Worrall	President, Chief Executive Officer, Chief Financial Officer, Director	37

Mr. Worrall was appointed President, Chief Executive Officer, Chief Financial Officer and our sole director in March 2010.  Mr. Worrall was a partner of Imagex, a print and design agency engaging in ecommerce operations and providing business consultancy to both small and blue chip organization from July 2006 to August 2008.  From November 2005 to July 2006, Mr. Worrall was a business development manager for Ideasbynet, a promotion goods company.  From August 1997 to November 2005, Mr. Worrall was a group manager for Boatworld Ltd., a marine hardware and accessories web store.  From September 1999 to present, Mr. Worrall has worked as an independent property developer, completing several small to medium sized property developments.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or State securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or State securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies or prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees and Independence

Our board of directors consists of Matthew Worrall.  He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

We currently have no nominating committee, no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

EXECUTIVE COMPENSATION

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

On March 12, 2010, we entered into an employment agreement with Matthew Worrall.  The term of the agreement is for three years and shall continue thereafter renewable on a twelve month basis.  Mr. Worrall shall receive a salary of $6,500 per month.  Mr. Worrall is eligible to participate in any benefits made generally available by the Company and shall be reimbursed for all reasonable business expenses incurred in the performance of his duties.  The Company and Mr. Worrall shall review terms of Mr. Worrall's salary and benefits on a semi-annual basis.  As of December 31, 2010, Mr. Worrall had been paid cash compensation of $60,500.

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last completed fiscal year exceeded $100,000:

Name & Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Person Value and Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Matthew Worrall President, CEO and CFO	2010	$65,000	-	-	-	-	-	-	$65,000
	2009	$-	-	-	-	-	-	-	$-

We do not have any other standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to our sole director in his capacity as such.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2010, there were no transactions with related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 30, 2011, by: (1) our directors, named executive officers and beneficial holders of more than 5% of our common stock, and (2) all of our current directors and executive officers as a group. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Matthew Worrall Pembroke House, Upper Pembroke Street, Dublin 2, Republic of Ireland	19,064,764	26.7%
Officers and Directors as a group (1 person)	19,064,764	26.7%

Based on 68,409,104 shares outstanding as of August 30, 2011 plus any shares of common stock deemed to be beneficially owned pursuant to warrants that are exercisable within 60 days from the above date.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 150,000,000 shares of common stock, $.0001 par value per share. As of August 30, 2011, there are 68,409,104 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law.  Our By-laws provide that we will indemnify and hold harmless our officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on our behalf, to the full extent allowed by Nevada law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The Selling Stockholder (the “Selling Stockholder”) of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  The Selling Stockholder may use any one or more of the following methods when selling shares:

●  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●  an exchange distribution in accordance with the rules of the applicable exchange;
●  privately negotiated transactions;
●  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●  in transaction through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●  a combination of any such methods of sale; or
●  any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person.  We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDER

The following table sets forth the name of the Selling Stockholder, the number of shares of common stock beneficially owned by the Selling Stockholder as of the date hereof and the number of share of common stock being offered by the Selling Stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the shares for resale from time to time. However, the Selling Stockholders is not under any obligation to sell all or any portion of such shares nor is the Selling Stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Stockholder. The “Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Piror to Offering		Shares to be Offered		Amount Beneficially Owned After Offering(1)	Percent Beneficially Owned After Offering
JMJ Financial(2)	15,000,000	(3)	15,000,000	(3)	0	0%
(1) The number assumes the Selling Stockholder sells all of the common shares being offered pursuant to this prospectus.

(2) JMJ Financial is organized and exiting under the laws of the state of Florida.  Justin Keener is the principal of JMJ Financial, and, acting alone, has voting and dispositive power over the shares beneficially owned by JMJ Financial.  All of such shares are issuable upon conversion of a series of outstanding convertible promissory notes in the principal amount of $2,390,000.  The convertible promissory notes are convertible into shares of our common stock based on 80% of the avereage of the lowest trading price in the 25 trading days prior to the date of conversion.

(3) Represents shares issuable upon conversion of our convertible promissory notes issued and sold pursuant to Note Purchase Agreements dated June 28, 2011.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Thomas J. Harris, certified public accountant, has audited, as set forth in his report thereon appearing elsewhere herein, our financial statements at June 30, 2011 and for the three month period then ended, and at December 31, 2010 and 2009 and for the years then ended that appear in the prospectus.

The financial statements referred to above are included in this prospectus with reliance upon the certified public accountant’s opinion based on his expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Amerilithium Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
Index to Financial Statements

Balance Sheet:
June 30, 2011 and December 31, 2010	F-2

Statements of Operations:
For the three and sic months ended June 30, 2011 and 2010	F-3

Statements of Cash Flows:
For the six months ended June 30, 2011 and 2010	F-5

Notes to Financial Statements:
June 30, 2011	F-6

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Balance Sheet

	(Unaudited)	(Audited)
	June 30,	December 31,
	2011	2010

ASSETS
Current assets:
Cash	$467,964	$230,554
Accounts receivable		-
Inventory		-
Total current assets	467,964	230,554

Fixed Assets
Furniture and Equipment		-
Computer Equipment	6,892	6,892
Leasehold Improvements
Total Fixed Assets	6,892	6,892
Less Accumulated Depreciation	1,446	887
Net Fixed Assets	5,446	6,005

Other Assets
Mining Claims	7,111,000	7,111,000
Other assets	37,840	-
Total Other Assets	7,148,840	7,111,000
Total assets	$7,622,250	$7,347,559

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$11,438	$17,303
Accrued taxes	-	18,360
Notes payable	40,000	40,000
Total current liabilities	51,438	75,663

Long-term liabilities:
Convertible Debentures	467,840

Total long-term liabilities	467,840	-

Total liabilities	519,278	75,663

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 150,000,000 authorized,
68,409,104 and 67,277,224 shares issued and outstanding	68,409	67,277
Capital in excess of par value	8,742,842	8,416,094
Deficit accumulated during the development stage	(1,708,279)	(1,211,475)
Total stockholders' equity	7,102,972	7,271,896
Total liabilities and stockholders' deficit	$7,622,250	$7,347,559

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Operations

					Cumulative,
					Inception,
	Three Months	Three Months	Six Months	Six Months	February 2,
	Ended	Ended	Ended	Ended	2004 Through
	June 30,	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010	2011

Sales	$-	$-	$-	$-	$-

Cost of Sales	-	-	-	-	-

Cost of Sales	-	-	-	-	-

General and administrative expenses:
Salaries	34,500	49,500	69,000	102,500	340,257
Depreciation and Amortization	279	279	559	329	1,445
Mineral Property Expenditures	24,319	65,000	194,740	65,000	286,662
Legal and professional fees	178,725	17,777	211,555	41,735	897,600
Marketing and Advertising	6,584	36,920	7,744	65,081	81,871
Insurance	5,934	6,304	9,886	6,304	28,050
Dues and Subscriptions	2,138	1,923	4,490	10,750	17,959
Taxes	(18,360)		(18,360)		725
Other general and administrative	6,857	8,824	17,190	9,414	44,454
Total operating expenses	240,976	186,527	496,804	301,113	1,699,023
(Loss) from operations	(240,976)	(186,527)	(496,804)	(301,113)	(1,699,023)

Other income (expense):
Interest Income					-
Currency losses	-	(4,579)	-	(6,262)	(8,231)
Interest (expense)		(600)	-	(1,000)	(1,025)
(Loss) before taxes	(240,976)	(191,706)	(496,804)	(308,375)	(1,708,279)

Provision (credit) for taxes on income	-		-		-
Net (loss)	$(240,976)	$(191,706)	$(496,804)	$(308,375)	$(1,708,279)

Basic earnings (loss) per common share	$(0.0035)	$(0.0032)	$(0.0073)	$(0.0051)

Weighted average number of shares outstanding	68,094,262	59,892,362	68,094,262	59,892,362

**** Prior year weigthed shares have been adjusted for 8:1 forward stock split.

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Stockholders' Deficit

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, February 2, 2004 through December 31, 2005 (Audited):

Shares Issued	4,740,000	$4,740	$14,060		$18,800

Net (loss)				(104)	(104)

Balances, December 31, 2005	4,740,000	4,740	14,060	(104)	18,696

Year Ended December 31, 2006 (Audited)
Shares Issued	360,000	360	6,840		7,200

Net (loss)				(20,020)	(20,020)

Balances, December 31, 2006	5,100,000	5,100	20,900	(20,124)	5,876

Year Ended December 31, 2007 (Audited)
Shares Issued					-

Net (loss)				(981)	(981)
Balances, December 31, 2007 (Audited)	5,100,000	5,100	20,900	(21,105)	4,895

Shares Issued, August 22, 2008	1,500,000	1,500	58,500		60,000

Net (loss)				(41,539)	(41,539)
Balances, December 31, 2008 (Audited)	6,600,000	6,600	79,400	(62,644)	23,356

Shares Issued, November 18, 2009	200,000	200	49,800		50,000

Net (loss)				(82,765)	(82,765)
Balances, December 31, 2009 (Audited)	6,800,000	6,800	129,200	(145,409)	(9,409)

Forward Stock Split 8:1	54,400,000	(1,360)	1,360		-

Stock issued for purchase of mining claims	5,950,000	595	6,809,405		6,810,000

Stock issued for financing agreement	1,218,891	122	1,045,649		1,045,771

Stock issued for loan conversion	4,800,000	480	29,520		30,000

Stock issued for advisory services	175,000	18	80,582		80,600

Stock issued for consultancy agreement	350,000	35	184,965		185,000

Stock issued for finders fee agreement	300,000	30	95,970		96,000

Stock issued with warrant	83,333	8	99,992		100,000

Net (loss)				(240,976)	(240,976)

Balances, December 31, 2010 (Audited)	67,277,224	$6,728	$8,476,643	$(386,385)	$8,096,986

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Cash Flows

			Cumulative,
			Inception,
	Six Months	Six Months	February 2,
	Ended	Ended	2004 Through
	June 30,	June 30,	June 30,
	2011	2010	2011

Cash flows from operating activities:
Net (loss)	$(496,804)	$(308,375)	$(1,708,279)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Depreciation and Amortization	559	329	1,446
Change in current assets and liabilities:
Inventory			-
Deposits			-
Accounts payable and accrued expenses	(24,225)	239	11,438
Net cash flows from operating activities	(520,470)	(307,807)	(1,695,395)

Cash flows from investing activities:
Purchase of fixed assets		(6,892)	(6,892)
Purchase of Mining Rights		(7,111,000)	(7,111,000)
Net cash flows from investing activities	-	(7,117,892)	(7,117,892)

Cash flows from financing activities:
Proceeds from sale of common stock	327,880	6,418,856	8,811,251
Convertible debenture, net of OID	430,000		430,000
Stock subscription payable		1,238,000	-
Advances from shareholder		(10,000)	-
Proceeds/(Payment) of notes payable		290,000	40,000

Net cash flows from financing activities	757,880	7,936,856	9,281,251
Net cash flows	237,410	511,157	467,964

Cash and equivalents, beginning of period	230,554	591	-
Cash and equivalents, end of period	$467,964	$511,748	$467,964

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of the Company’s organization and significant accounting policies:

Organization and nature of business –Amerilithium Corp formerly Kodiak International Inc., (“We,” or “the Company”) is a Nevada corporation incorporated on February 2, 2004.  The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.  Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

Basis of presentation – Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises.  Changes in classification of 2010 amounts have been made to conform to current presentations.

Use of estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Property and Equipment – The Company values its investment in property and equipment at cost less accumulated depreciation.  Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Mineral Property Acquisition and Exploration Costs – The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves.  Per Note 7, the Company has expanded $7,110,000 in acquisition of mining rights.

Fair value of financial instruments and derivative financial instruments – We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

Net income per share of common stock – We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  We do not have a complex capital structure requiring the computation of diluted earnings per share.

Note 2 - Uncertainty, going concern:
At June 30, 2011, we were engaged in a business and had suffered losses from exploration stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced.

These factors raise doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Federal income tax:
We follow Accounting Standards Codification regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	2009	2010
Refundable Federal income tax attributable to:
Current operations	$(28,140)	$(362,462)
Less, Nondeductible expenses	-0-	-0-
-Less, Change in valuation allowance	28,140	362,462
Net refundable amount	-	-

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2009	2010
Deferred tax asset attributable to:
Net operating loss carryover	$49,439	$411,902
Less, Valuation allowance	(49,439)	(411,902)
Net deferred tax asset	-	-

At December 31, 2010, an unused net operating loss carryover approximating $1,211,475 is available to offset future taxable income; it expires beginning in 2025.

Note 4 – Cumulative sales of stock:
Since its inception, we have issued shares of common stock as follows:

On August 8, 2005, our Directors authorized the issuance of 2,000,000 founder shares at par value of $0.001.  These shares are restricted under rule 144 of the Securities Exchange Commission.

On August 28, 2005, our Directors authorized the issuance of 2,000,000 shares of common stock at a price of $0.001 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On July 14, 2006, our Directors authorized the issuance of 1,100,000 shares of common stock at a price of $0.002 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On August 21, 2008, our Directors authorized the issuance of 1,500,000 shares of common stock at a price of $0.04 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On November 18, 2009, our Directors authorized the issuance of 200,000 shares of common stock at a price of $0.25 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On February 18, 2010 the Company and the Shareholders consented to and authorized an 8 for 1 forward stock split and adjusted the par value to $0.001 per share.

In March 2010, the Company issued 4,800,000 common stock shares at prices ranging from $0.95 to $1.65 per share for the purchase of mining claims.  These shares are restricted.

As part of purchase of mining claims the Company has committed to the issuance of 750,000 shares of common stock at a price of $1.65.  The Company has recorded this as a stock subscription payable. 250,000 shares were issued in April 2010 and an additional 250,000 shares were issued in July 2010.  The remaining shares were issued in December 2010.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

On March 30, 2010, the Company issued 83,333 shares of common stock at a price of $1.20 per share.  This was part of a private placement offering that included a stock warrant to purchase additional shares of stock for $1.60 per share.

During April 2010, the Company submitted drawdown notices of $500,000 in regards to their financing agreement with Sunrise Energy Investments.

On April 26, 2010 the Company purchased the mining rights from Nevada Alaska Mining Co. for stock and cash.  The agreement includes the issuance of 400,000 shares at a price of $1.72 per share.  These shares were originally recorded as a subscription payable but have been fully issued in July 2010.

During June 2010, the Company issued 45,000 shares of stock to three advisors at a price of $0.71 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During June 2010, the Company submitted drawdown notices of $500,000 in regards to their financing agreement with Sunrise Energy Investments.

During June 2010, the Company issued 20,000 shares of stock to one advisor at $0.71 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During July 2010, the Company submitted drawdown notices of $200,000 in regards to their financing agreement with Sunrise Energy Investments.

During September 2010, the Company issued 65,000 shares of stock to four advisors at a price of $0.32 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During September 2010, the Company issued 300,000 shares of stock at $0.32 per share, per the finder’s fee agreement on its Paymaster Master Claim, Nevada.

On October 10, 2010, the Company issued 250,000 shares of stock at $0.26 per share, as part of the consultancy agreement.  The amount will be granted every six months at its current trading price.  These shares are restricted.

On December 20, 2010, the Company issued 45,000 shares at $0.29 per share as part of the advisory agreements.

On January 21, 2011, the Company issued 20,000 shares at $0.29 per share as part of the advisory agreements.

On March 7, 2011, the Company issued 751,880 shares at $0.40 to Sunrise Energy Investments as part of the financing agreement draw down.

On March 23, 2011, the Company issued 45,000 shares at $0.37 to three advisors as part of the advisory agreements.

On May 3, 2011, the Company issued 270,000 shares at $0.35 to two advisors per their advisory agreements.

On June 15, 2011, the Company issued 45,000 shares at $0.25 to three advisors as part of their advisory agreements.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

Note 5 – Employment and Consulting Agreements
On March 12, 2010 the Company entered into an employment contract with their Chief Executive Officer to pay this individual a guaranteed monthly fee of $6,500 for 36 months.

On March 12, 2010 the Company entered into a consulting agreement for $100,000 and 100,000 shares of stock in which the Company will pay $40,000 on signing and six equal installments of $10,000 monthly.  As of December 31, 2010, $100,000 of this agreement has been paid and the 100,000 shares have been issued.

On October 8, 2010, The Company renewed its consultancy agreement for an additional 24 months at $5,000 per month.  The Company will also issue 250,000 shares of common stock every six months in advance.

Note 6 – Financing Agreement
On March 28, 2010 the Company entered into a financing agreement with Sunrise Energy Investment Ltd.  The Company will sell up to $10,000,000 of its common stock.  The Common Stock will also have an attached warrant to purchase future shares for $1.60.

As of March 31, 2011, the Company has drawn $1,400,000 and has issued 1,970,771 shares to Sunrise Energy Investment.

Note 7 – Mining Rights
In September 2008, the Company purchased the Kodiak Lode Mining Claim for $7,500.  The mining claim is in the Sunset Mining District in the extreme southern portion of the State of Nevada.  The claim is on 20.66 acres and includes gold, silver, copper and lead. The full mining claim was recorded as a period expense.

On March 2, 2010 the Company entered into an agreement to purchase 100% net revenue in assets of Power Mining Ventures, Inc.  The purchase is funded by restricted common stock shares.  The total purchase price was $2,280,000

On March 12, 2010 the Company entered into an agreement to purchase 78 mining claims comprising of nearly 6,000 acres with GeoXplor Corporation.  The total purchase price was $1,678,000.

On March 22, 2010 the Company entered into an agreement to purchase 100% net revenue in assets of Power Mining Ventures, Inc located in southwestern Australia.  The purchase is funded by restricted common shares and cash.  The total purchase price was $2,340,000.

On April 26, 2010 the Company entered into an agreement to purchase 100% of the mining rights of the “Property” located in the State of Nevada.  The “Property” includes Clayton Deep which is comprised of 5,280 acres and Full Monty which is comprised of 5,760 acres.  The purchase consists of cash and restricted common shares.

Note 8 – Notes Payable:
The Company has notes payable for the purchase of mining rights.  These amounts are all payable within one year and carry no rate of interest.  The balance at June 30, 2011 is $40,000.

The Company has a note payable with one of its shareholders.  The note is due on February 1, 2012 and carries and interest rate of 8%.  The note also has an option to convert to common stock at a price of $0.05 per share.  On April 22, 2010, the Company issued 4,800,000 shares of post split shares in exchange for this note.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

Note 9 – Convertible Debentures:
On June 29, 2011, The Company entered into a Note Purchase Agreement with JMJ Financial in which the Company issued to JMJ Financial convertible promissory notes in the amount of $1,850,000.  These notes are convertible into shares of the Company’s common stock based on 80% of the lowest trade price in the 25 days pervious to the conversion.  The Notes have a maturity of three years and each bear an 8% one-time original issue discount interest charge, payable on issuance.  As of June 30, 2011 the Company has issued and received $467,870 less the original issue interest charge of $37,840.

Note 10 – Subsequent Events:
On July 22, 2011, the registrant entered into a letter engagement with MidSouth Capital, Inc. to act as a non-exclusive financial advisor, investment bank and placement agent on a best efforts basis.

MidSouth agrees to introduce the registrant to certain potential investor candidates. Upon written request from the registrant, MidSouth may designate independent counsel to prepare the appropriate documents, including subscription and escrow agreement, with regard to the terms of any financial transactions and the closing thereof. The registrant is responsible for any and all reasonable expenses associated with the offering and the closing documents, escrow and escrow agent. However incurrence of all such expenses shall require the prior written consent for those expenses from the registrant.

Restricted Stock: Additionally, the registrant agrees to grant MidSouth 50,000 shares of restricted stock per every $100,000 raised for a period of two (2) years.

On July 7th, JMJ executed the 1st of 10 promissory notes( I have attached) and paid us $50k as an initial payment. These promissory notes work under rule 144 and are not part of the registration statement. As such the 6 month period started on July 7th, 2011

On July 27, 2011, the registrant entered into a geophysical service agreement with Magee Geophysical Services LLC Contractor. Magee agreed to conduct during the approximate period of August, 2011, a gravity survey over an area specified by the registrant over the Clayton Deep Prospect in Esmeralda County, Nevada.

Note 11 - New accounting pronouncements:
Recent Accounting Pronouncements
In May 2008, the Accounting Standards Codification issued 944.20.15, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of Accounting Standards Codification 944.20.05”.  Accounting Standards Codification 944.20.15 clarifies how Accounting Standards Codification 944.20.05 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. Accounting Standards Codification 944.20.15 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. Accounting Standards Codification 944.20.15 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Accounting Standards Codification issued 815.10.15, Disclosures about Derivative Instruments and Hedging Activities—an amendment of Accounting Standards Codification 815.10.05.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under 815.10.15 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of Accounting Standards Codification 815.10.15, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
June 30, 2011

In December 2007, the Accounting Standards Codification 815.10.65, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Standards Codification 810.10.65.  This statement amends Accounting Standards Codification 810.10.65 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Accounting Standards Codification 805.10.10 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the Accounting Standards Codification, issued Accounting Standards Codification 805.10.10 (revised 2007), Business Combinations.’  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related Accounting Standards Codification 810.10.65, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the Accounting Standards Codification, issued Accounting Standards Codification 810.10.65, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of Accounting Standards Codification 320.10.05.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in Accounting Standards Codification 810.10.65 are elective; however, an amendment to Accounting Standards Codification 320.10.05 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. Accounting Standards Codification 810.10.65 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of ASC 810 Fair Value Measurements.  The Company will adopt Accounting Standards Codification 810 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the Accounting Standards Codification issued Accounting Standards Codification 820, Fair Value Measurements.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-14

Balance Sheet:
December 31, 2010 and 2009	F-15

Statements of Operations:
For the year ended December 31, 2010 and 2009	F-16

Statements of Stockholders' Deficit:
For the year ended December 31, 2010 and 2009	F-17

Statements of Cash Flows:
For the year ended December 31, 2010 and 2009	F-18

Notes to Financial Statements:
December 31, 2010	F-19

THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMERILITHIUM CORP.
(FORMERLY KODIAK INTERNATIONAL, INC.)
Las Vegas, Nevada

We have audited the balance sheets of AMERILITHIUM CORP. (FORMERLY KODIAK INTERNATIONAL INC.) an exploration stage company, as at December 31, 2010 and 2009, the statements of earnings and deficit, stockholders’ deficiency and cash flows for the years then ended and the period from inception February 2, 2004 to December 31, 2010. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  AMERILITHIUM CORP. (FORMERLY KODIAK INTERNATIONAL INC.) a development stage company, as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, including the period from inception February 2,  2004 to December 31, 2010, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thomas J Harris, CPA

Thomas J Harris, CPA
Seattle, WA
April 1, 2011

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Balance Sheet

	(Unaudited)	(Audited)
	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash	$230,554	$591
Accounts receivable		-
Inventory		-
Total current assets	230,554	591

Fixed Assets
Furniture and Equipment		-
Computer Equipment	6,892
Leasehold Improvements
Total Fixed Assets	6,892	-
Less Accumulated Depreciation	(887)
Net Fixed Assets	6,005	-

Other Assets
Mining Claims	7,111,000	-
Goodwill		-
Total Other Assets	7,111,000	-
Total assets	$7,347,559	$591

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$17,303	$-
Accrued taxes	18,360
Advances from shareholder	-	10,000
Notes payable	40,000	-
Total current liabilities	75,663	10,000

Total liabilities	75,663	10,000

STOCKHOLDERS' EQUITY
Common stock, $.0001 par value, 150,000,000 authorized,
67,277,224 and 6,800,000 shares issued and outstanding	6,728	6,800
Capital in excess of par value	8,476,643	129,200
Deficit accumulated during the development stage	(1,211,475)	(145,409)
Total stockholders' equity	7,271,896	(9,409)
Total liabilities and stockholders' deficit	$7,347,559	$591

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Operations

			Cumulative,
			Inception,
			February 2,
	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,
	2010	2009	2010

Sales	$-	$-	$-

Cost of Sales	-	-	-

Cost of Sales	-	-	-

General and administrative expenses:
Salaries	208,500	19,500	271,257
Depreciation and Amortization	887		887
Mineral Property Expenditures	287,923		287,923
Legal and professional fees	419,427	57,380	490,045
Marketing and Advertising	74,116		75,287
Insurance	18,163		18,163
Dues and Subscriptions	11,824		13,469
Taxes	18,360		18,360
Other general and administrative	25,841	5,008	26,828
Total operating expenses	1,065,041	81,888	1,202,219
(Loss) from operations	(1,065,041)	(81,888)	(1,202,219)

Other income (expense):
Interest Income			-
Currency losses	-	(877)	(8,231)
Interest (expense)	(1,025)		(1,025)
(Loss) before taxes	(1,066,066)	(82,765)	(1,211,475)

Provision (credit) for taxes on income	-		-
Net (loss)	$(1,066,066)	$(82,765)	$(1,211,475)

Basic earnings (loss) per common share	$(0.0174)	$(0.0015)

Weighted average number of shares outstanding	61,338,612	54,115,072

**** Prior year weigthed shares have been adjusted for 8:1 forward stock split.

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Stockholders' Deficit

				Deficit
				Accumulated
			Capital in	During the
	Common Stock		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception, February 2, 2004 through December 31, 2005 (Audited):

Shares Issued	4,740,000	$4,740	$14,060		$18,800

Net (loss)				(104)	(104)

Balances, December 31, 2005	4,740,000	4,740	14,060	(104)	18,696

Year Ended December 31, 2006 (Audited)
Shares Issued	360,000	360	6,840		7,200

Net (loss)				(20,020)	(20,020)

Balances, December 31, 2006	5,100,000	5,100	20,900	(20,124)	5,876

Year Ended December 31, 2007 (Audited)
Shares Issued					-

Net (loss)				(981)	(981)
Balances, December 31, 2007 (Audited)	5,100,000	5,100	20,900	(21,105)	4,895

Shares Issued, August 22, 2008	1,500,000	1,500	58,500		60,000

Net (loss)				(41,539)	(41,539)
Balances, December 31, 2008 (Audited)	6,600,000	6,600	79,400	(62,644)	23,356

Shares Issued, November 18, 2009	200,000	200	49,800		50,000

Net (loss)				(82,765)	(82,765)
Balances, December 31, 2009 (Audited)	6,800,000	6,800	129,200	(145,409)	(9,409)

Forward Stock Split 8:1	54,400,000	(1,360)	1,360		-

Stock issued for purchase of mining claims	5,950,000	595	6,809,405		6,810,000

Stock issued for financing agreement	1,218,891	122	1,045,649		1,045,771

Stock issued for loan conversion	4,800,000	480	29,520		30,000

Stock issued for advisory services	175,000	18	80,582		80,600

Stock issued for consultancy agreement	350,000	35	184,965		185,000

Stock issued for finders fee agreement	300,000	30	95,970		96,000

Stock issued with warrant	83,333	8	99,992		100,000

Net (loss)				(1,066,066)	(1,066,066)

Balances, December 31, 2010 (Audited)	67,277,224	$6,728	$8,476,643	$(1,211,475)	$7,271,896

AMERILITHIUM CORP.
Formerly Kodiak International Inc.
(An Exploration Stage Enterprise)
Statements of Cash Flows

			Cumulative,
			Inception,
			February 2,
	Year Ended	Year Ended	2004 Through
	December 31,	December 31,	December 31,
	2010	2009	2010

Cash flows from operating activities:
Net (loss)	$(1,066,066)	$(82,765)	$(1,211,475)

Adjustments to reconcile net (loss) to cash
provided (used) by developmental stage activities:
Depreciation and Amortization	887	-	887
Change in current assets and liabilities:
Inventory			-
Deposits			-
Accounts payable and accrued expenses	35,663		35,663
Net cash flows from operating activities	(1,029,516)	(82,765)	(1,174,925)

Cash flows from investing activities:
Purchase of fixed assets	(6,892)	-	(6,892)
Purchase of Mining Rights	(7,111,000)		(7,111,000)
Net cash flows from investing activities	(7,117,892)	-	(7,117,892)

Cash flows from financing activities:
Proceeds from sale of common stock	8,347,371	50,000	8,483,371
Checks in excess of deposits
Stock subscription payable	-		-
Advances from shareholder	(10,000)	10,000	-
Proceeds/(Payment) of notes payable	40,000		40,000

Net cash flows from financing activities	8,377,371	60,000	8,523,371
Net cash flows	229,963	(22,765)	230,554

Cash and equivalents, beginning of period	591	23,356	-
Cash and equivalents, end of period	$230,554	$591	$230,554

Supplemental cash flow disclosures:
Cash paid for interest	$(1,025)	$-	$-
Cash paid for income taxes	$-	$-	$-

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

Note 1 - Organization and summary of significant accounting policies:
Following is a summary of the Company’s organization and significant accounting policies:

Organization and nature of business –Amerilithium Corp formerly Kodiak International Inc., (“We,” or “the Company”) is a Nevada corporation incorporated on February 2, 2004.  The Company is primarily engaged in the acquisition and exploration of mining properties.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.  Upon the location of commercially mineable reserves, the Company plans to prepare for mineral extraction and enter the development stage.

Basis of presentation – Our accounting and reporting policies conform to U.S. generally accepted accounting principles applicable to exploration stage enterprises.  Changes in classification of 2009 amounts have been made to conform to current presentations.

Use of estimates -The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents -For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Property and Equipment – The Company values its investment in property and equipment at cost less accumulated depreciation.  Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Mineral Property Acquisition and Exploration Costs – The company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves.  Per Note 7, the Company has expanded $7,111,000 in acquisition of mining rights.

Fair value of financial instruments and derivative financial instruments – We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.  We do not have a complex capital structure requiring the computation of diluted earnings per share.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

Note 2 - Uncertainty, going concern:
At December 31, 2010, we were engaged in a business and had suffered losses from exploration stage activities to date. In addition, we have minimal operating funds. Although management is currently attempting to identify business opportunities and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, we must rely on our officers to perform essential functions without compensation until a business operation can be commenced.  No amounts have been recorded in the accompanying financial statements for the value of officers’ services, as it is not considered material.

These factors raise doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 - Federal income tax:
We follow Accounting Standards Codification regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

	2009	2010
Refundable Federal income tax attributable to:
Current operations	$(28,140)	$(362,462)
Less, Nondeductible expenses	28,140	362,462
-Less, Change in valuation allowance	-0-	-0-
Net refundable amount	-	-

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2009	2010
Deferred tax asset attributable to:
Net operating loss carryover	$49,439	$411,802
Less, Valuation allowance	(49,439)	(411,902)
Net deferred tax asset	-	-

At December 31, 2010, an unused net operating loss carryover approximating $1,211,475 is available to offset future taxable income; it expires beginning in 2025.

Note 4 – Cumulative sales of stock:
Since its inception, we have issued shares of common stock as follows:

On August 8, 2005, our Directors authorized the issuance of 2,000,000 founder shares at par value of $0.001.  These shares are restricted under rule 144 of the Securities Exchange Commission.

On August 28, 2005, our Directors authorized the issuance of 2,000,000 shares of common stock at a price of $0.001 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On July 14, 2006, our Directors authorized the issuance of 1,100,000 shares of common stock at a price of $0.002 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On August 21, 2008, our Directors authorized the issuance of 1,500,000 shares of common stock at a price of $0.04 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On November 18, 2009, our Directors authorized the issuance of 200,000 shares of common stock at a price of $0.25 per share as fully paid and non-assessable to the subscriber.  These shares are not restricted and are free trading.

On February 18, 2010 the Company and the Shareholders consented to and authorized an 8 for 1 forward stock split and adjusted the par value to $0.0001 per share.

In March 2010, the Company issued 4,800,000 common stock shares at prices ranging from $0.95 to $1.65 per share for the purchase of mining claims.  These shares are restricted.

As part of purchase of mining claims the Company has committed to the issuance of 750,000 shares of common stock at a price of $1.65.  The Company has recorded this as a stock subscription payable. 250,000 shares were issued in April 2010 and an additional 250,000 shares were issued in July 2010.  The remaining shares were issued in December 2010.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

On March 30, 2010, the Company issued 83,333 shares of common stock at a price of $1.20 per share.  This was part of a private placement offering that included a stock warrant to purchase additional shares of stock for $1.60 per share.

During April 2010, the Company submitted drawdown notices of $500,000 in regards to their financing agreement with Sunrise Energy Investments.

On April 26, 2010 the Company purchased the mining rights from Nevada Alaska Mining Co. for stock and cash.  The agreement includes the issuance of 400,000 shares at a price of $1.72 per share.  These shares were originally recorded as a subscription payable but were fully issued in July 2010.

During June 2010, the Company issued 45,000 shares of stock to three advisors at a price of $0.71 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During June 2010, the Company submitted drawdown notices of $500,000 in regards to their financing agreement with Sunrise Energy Investments.

During June 2010, the Company issued 20,000 shares of stock to one advisor at $0.71 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During July 2010, the Company submitted drawdown notices of $200,000 in regards to their financing agreement with Sunrise Energy Investments.

During September 2010, the Company issued 65,000 shares of stock to four advisors at a price of $0.32 per share.  The amount will be granted every three months and priced at the current market price.  These shares are restricted.

During September 2010, the Company issued 300,000 shares of stock at $0.32 per share, per the finder’s fee agreement on its Paymaster Master Claim, Nevada.

On October 10, 2010, the Company issued 250,000 shares of stock at $0.26 per share, as part of the consultancy agreement.  The amount will be granted every six months at its current trading price.  These shares are restricted.

On December 20, 2010, the Company issued 45,000 shares at $0.29 per share as part of the advisory agreements.

Note 5 – Employment and Consulting Agreements
On March 12, 2010 the Company entered into an employment contract with their Chief Executive Officer to pay this individual a guaranteed monthly fee of $6,500 for 36 months.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

On March 12, 2010 the Company entered into a consulting agreement for $100,000 and 100,000 shares of stock in which the Company will pay $40,000 on signing and six equal installments of $10,000 monthly.  As of December 31, 2010, $100,000 of this agreement has been paid and the 100,000 shares have been issued.

On October 8, 2010, The Company renewed its consultancy agreement for an additional 24 months at $5,000 per month.  The Company will also issue 250,000 shares of common stock every six months in advance.

Note 6 – Financing Agreement
On March 28, 2010 the Company entered into a financing agreement with Sunrise Energy Investment Ltd.  The Company will sell up to $10,000,000 of its common stock.  The Common Stock will also have an attached warrant to purchase future shares for $1.60.  There were no transactions during the first quarter of 2010.

As of December 31, 2010, the Company has drawn $1,200,000 and has issued 1,218,891 shares to Sunrise Energy Investment.

Note 7 – Mining Rights
In September 2008, the Company purchased the Kodiak Lode Mining Claim for $7,500.  The mining claim is in the Sunset Mining District in the extreme southern portion of the State of Nevada.  The claim is on 20.66 acres and includes gold, silver, copper and lead. The full mining claim was recorded as a period expense.

On March 2, 2010 the Company entered into an agreement to purchase 100% net revenue in assets of Power Mining Ventures, Inc. in Alberta, Canada  The purchase is funded by restricted common stock shares.  The total purchase price was $2,280,000

On March 12, 2010 the Company entered into an agreement to purchase 78 mining claims comprising of nearly 6,000 acres with GeoXplor Corporation.  The total purchase price was $1,678,000.

On March 22, 2010 the Company entered into an agreement to purchase 100% net revenue in assets of Power Mining Ventures, Inc located in southwestern Australia.  The purchase is funded by restricted common shares and cash.  The total purchase price was $2,340,000.

On April 26, 2010 the Company entered into an agreement to purchase 100% of the mining rights of the “Property” located in the State of Nevada.  The “Property” includes Clayton Deep which is comprised of 5,280 acres and Full Monty which is comprised of 5,760 acres.  The purchase consists of cash and restricted common shares.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

Note 8 – Notes Payable
The Company has notes payable for the purchase of mining rights.  These amounts are all payable within one year and carry no rate of interest.  The balance at December 31, 2010 is $40,000.

The Company has a note payable with one of its shareholders.  The note is due on February 1, 2012 and carries and interest rate of 8%.  The note also has an option to convert to common stock at a price of $0.05 per share.  On April 22, 2010, the Company issued 4,800,000 shares of post split shares in exchange for this note.

Note 9 – Subsequent Events
On January 20, 2011, the Company issued 20,000 shares of stock to one advisor as part of the advisory agreement.

On February 17, 2011, the Company entered into an agreement with GeoXplor Corporation for the initial stages of its drilling program.  The value of this agreement is $155,125.

On February 28, 2011, the Company drew down $200,000 on their financing agreement.

On March 7, 2011, the Company issued 751,880 shares to Sunrise Energy Investments as part of the financing agreement draw down.

On March 23, 2011, the Company issued 45,000 shares of stock to three advisors as part of the advisory agreement.

Note 10 - New accounting pronouncements:
Recent Accounting Pronouncements
In May 2008, the Accounting Standards Codification issued 944.20.15, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of Accounting Standards Codification 944.20.05”.  Accounting Standards Codification 944.20.15 clarifies how Accounting Standards Codification 944.20.05 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. Accounting Standards Codification 944.20.15 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. Accounting Standards Codification 944.20.15 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Accounting Standards Codification issued 815.10.15, Disclosures about Derivative Instruments and Hedging Activities—an amendment of Accounting Standards Codification 815.10.05.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under 815.10.15 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of Accounting Standards Codification 815.10.15, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

AMERILITHIUM CORP
 Formerly Kodiak International Inc.
(A exploration stage enterprise)
Notes to Financial Statements
December 31, 2010

In December 2007, the Accounting Standards Codification 815.10.65, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Standards Codification 810.10.65.  This statement amends Accounting Standards Codification 810.10.65 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Accounting Standards Codification 805.10.10 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the Accounting Standards Codification, issued Accounting Standards Codification 805.10.10 (revised 2007), Business Combinations.’  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related Accounting Standards Codification 810.10.65, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the Accounting Standards Codification, issued Accounting Standards Codification 810.10.65, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of Accounting Standards Codification 320.10.05.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in Accounting Standards Codification 810.10.65 are elective; however, an amendment to Accounting Standards Codification 320.10.05 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. Accounting Standards Codification 810.10.65 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of ASC 810 Fair Value Measurements.  The Company will adopt Accounting Standards Codification 810 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the Accounting Standards Codification issued Accounting Standards Codification 820, Fair Value Measurements.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

15,000,000 Shares

Common Stock

PROSPECTUS

September 14, 2011

Dealer Prospectus Delivery Obligation

Until October 9, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.